UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

51JOB, INC.

(Exact name of registrant as specified in its charter)

The Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

21st Floor, Wen Xin Plaza
755 Wei Hai Road
Shanghai 200041
People’s Republic of China	Not Applicable
(Address of principal executive offices)	(zip code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☑

Securities Act registration statement file number to which this form relates:	333-117194 (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

None
(Title of class)

     Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value $0.0001 per share*
(Title of class)

*	Not for trading, but only in connection with the American Depositary Shares. American Depositary Shares, each representing two Common Shares, are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for listing on the Nasdaq National Market.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the securities to be registered that appears under the captions “Description of Share Capital,” “Description of American Depositary Shares,” “Regulation” and “Taxation” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (No. 333-117194), filed under the Securities Act of 1933, as amended, on July 7, 2004 is hereby incorporated by reference in answer to this item.

Item 2. Exhibits.

1.	Copy of Specimen Share Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1).

2.	Copy of Specimen American Depositary Receipt (incorporated by reference from Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1).

3.	Amended and Restated Memorandum and Articles of Association (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1).

4.	Form of Investor Rights Agreement (incorporated by reference from Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1).

5.	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, as depositary, and Holders and Beneficial Holders from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated by reference from Exhibit (a) to the Registrant’s Registration Statement on Form F-6).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

51job, Inc.
By:	/s/ Rick Yan
	Name:	Rick Yan
	Title:	Chief Executive Officer and President

Date: July  12, 2004